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                                                                 EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the incorporation by reference in Registration Statement Nos. 2-99983, 33-61091, 33-42211, and 333-42338 on Form S-8 of The Lubrizol
Corporation of our report dated February 6, 2004 (except for Note 18, as to which the date is July 19, 2004) (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142 in 2002), appearing in this Current Report on Form 8-K of The Lubrizol Corporation.



/s/Deloitte & Touche LLP
________________________

DELOITTE & TOUCHE LLP
Cleveland, Ohio
August 4, 2004